CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 3 of our report dated April 16, 2024, relating to the financial statements and financial highlights, which appears in PGIM Jennison Focused Growth Fund's Annual Report on Form N-CSR for the year ended February 29, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP New York, New York

April 25, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 3 of our report dated April 16, 2024, relating to the financial statements and financial highlights, which appears in PGIM Quant Solutions Large-Cap Value Fund's Annual Report on Form N-CSR for the year ended February 29, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP New York, New York

April 25, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 3 of our report dated April 16, 2024, relating to the financial statements and financial highlights, which appears in PGIM Strategic Bond Fund's Annual Report on Form N-CSR for the year ended February 29, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP New York, New York

April 25, 2024